Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Openwave Systems Inc. for the annual period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David C. Peterschmidt, as Chief Executive Officer of Openwave Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

	By:	/s/ David C. Peterschmidt
David C. Peterschmidt
President and
September 13, 2005		Chief Executive Officer

In connection with the Annual Report on Form 10-K of Openwave Systems Inc. for the annual period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joshua Pace, as Chief Financial Officer of Openwave Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

	By:	/s/ Joshua Pace
Joshua Pace
Senior Vice President and
September 13, 2005		Chief Financial Officer